EXHIBIT 10.9

THIRD AMENDMENT TO THE RESEARCH FUNDING AGREEMENT

This Third Amendment to the Research Funding Agreement is effective as of March 1, 2007.

On or about February 29, 2004, Dr. Stanislaw R. Burzynski and the Burzynski Research Institute, Inc. (BRI) entered into a Second Amendment to the Research Funding Agreement, under which funding agreement, inter alia, Dr. Burzynski agreed to fund the research undertaken by BRI.

The parties now wish to and hereby agree to extend and amend the Research Funding Agreement by entering into this Third Amendment to the Research Funding Agreement.

The Research Funding Agreement shall be continued for an additional one-year term from the date of this Third Amendment.

In addition, the Research Funding Agreement shall be automatically renewed for successive one-year terms, unless one party provides written notice of its intent not to renew, within thirty (30) days of the expiration of such term.

All other provisions of the Research Funding Agreement, and where applicable, the amendments thereto, shall remain in force.

/s/ Stanislaw R. Burzynski
Dr. Stanislaw R. Burzynski

BURZYNSKI RESEARCH INSTITUTE, INC.

/s/ Stanislaw R. Burzynski
Dr. Stanislaw R. Burzynski, President